Exhibit 4.66

To:          Kithnos Maritime Inc.
Lefkas Marine S.A.
Paros Shipping (Pte.) Ltd.
Santorini I Maritime Limited
and
Serifos Shipping (Pte.) Ltd.

To:         Aegean Marine Petroleum Network Inc.
Aegean Bunkering Services Inc.
and
Aegean Shipholdings Inc.
(as Corporate Guarantors)

Dated: 20 June 2013

Dear Sirs,

Loan Agreement dated 30 August 2005 (as amended)

1         We refer to:

(a)
the loan agreement dated 30 August 2005 as amended and/or restated and/or supplemented by a supplemental agreement dated 8 June 2007, a second supplemental agreement dated 20 November 2007, a third supplemental agreement dated 25 November 2008, a fourth supplemental agreement dated 7 January 2009, a fifth supplemental agreement dated 20 March 2009, a sixth supplemental agreement dated 27 January 2011, a seventh supplemental agreement dated 23 June 2011 and an eighth supplemental agreement dated 17 April 2012 (together, the "Loan Agreement") and made (inter alios) between (1) Kithnos Maritime Inc., Lefkas Marine S.A., Paros Shipping (Pte.) Ltd., Santorini I Maritime Limited and Serifos Shipping (Pte.) Ltd. as joint and several borrowers (therein and hereinafter together referred to as the "Borrowers" and individually a "Borrower"), (2) Aegean Baltic Bank S.A. as agent (the "Agent"), security agent (the "Security Agent"), arranger (the "Arranger"), account bank (the "Account Bank"), as swap provider (the "ABB Swap Provider"), (3) HSH Nordbank AG as swap provider (the "HSH Swap Provider") and (4) the banks and financial institutions set out in schedule 1 thereto as lenders (the "Banks"), whereby the Banks agreed (inter alia) to make available to the Borrowers on a joint and several basis, upon the terms and conditions therein contained, a loan of (originally) up to US$35,500,000;

(b)
the ISDA 1992 Master Agreement dated as of 20 November 2007 as amended by the third supplemental agreement dated 25 November 2008, the fourth supplemental agreement dated 7 January 2009 and the eight supplemental agreement dated 17 April 2012, each referred to above made between (1) the Borrowers and (2) the ABB Swap Provider; and

(c)
the ISDA 1992 Master Agreement dated as of 20 November 2007 as amended by the third supplemental agreement dated 25 November 2008, the fourth supplemental agreement dated 7 January 2009 and the eight supplemental agreement dated 17 April 2012, each referred to above and made between (1) the Borrowers and (2) the HSH Swap Provider; and

(d)
the corporate guarantee dated 8 June 2007 as amended by the sixth supplemental agreement dated 27 January 2011 and the seventh supplemental agreement dated 23 June 2011 both referred to above (together, the "Aegean Marine Guarantee") made between Aegean Marine Petroleum Network Inc. (the "Aegean Marine Guarantor") and the Security Agent in connection with the Loan Agreement.

2	Words and expressions defined in the Loan Agreement and the Aegean Marine Guarantee shall have the same meanings when used herein.

3
The Borrowers have requested that the Agent, the Security Agent, the Account Bank, the Arranger, the ABB Swap Provider, the HSH Swap Provider and the Banks consent to the following amendments to the Aegean Marine Guarantee:

3.1	the deletion of the existing clause 5.3.1 of the Aegean Marine Guarantee in its entirety and the insertion of the following new clause 5.3.1 in its place:

"5.3.1 The Guarantor undertakes with the Security Agent that for so long as any moneys are owing under the Security Documents, it will ensure that:

(a)           Consolidated Book Net Worth

at the end of each Accounting Period, the Consolidated Book Net Worth shall not be less than Four hundred and ten million Dollars ($410,000,000);

(b)           Leverage

at the end of each Accounting Period, the Leverage Ratio will not be higher than 0.75:1;

(c)           Current Ratio

the Current Ratio:

(i)	at the end of each Accounting Period ending on or before 29 March 2012, will not be lower than 1.15:1;

(ii)	at the end of each Accounting Period ending between 30 March 2012 and 30 June 2013 (both inclusive), will not be lower than 1.05:1;

(iii)	at the end of each Accounting Period ending after 30 June 2013, will not be lower than 1.15:1; and

(d)           Liquidity Ratio

at the end of each Accounting Period, the Liquidity Ratio shall be higher than 0.5:1.0.".

4
The Agent, the Security Agent, the Account Bank, the Arranger, the ABB Swap Provider, the HSH Swap Provider and the Banks hereby confirm their consent to the above amendments to the Aegean Marine Guarantee on condition that each Borrower and the other Security Parties shall have confirmed their agreement and consent to the arrangements of this letter by counter-signing this letter by signatories acceptable to the Agent in all respects and, with effect on and from the date when the Agent advises the Borrowers that it is satisfied that such confirmation has taken place, the Aegean Marine Guarantee shall be hereby amended (and deemed amended) in accordance with the changes referred to in paragraph 3 above.

5
Save as amended by this letter, the provisions of the Aegean Marine Guarantee shall continue in full force and effect and the Aegean Marine Guarantee and this letter shall be read and construed as one instrument.

6	This letter and any non-contractual obligations in connection with it are governed by, and shall be construed in accordance with, English law.

Yours faithfully,

/s/ Filippos E. Tsamanis	/s/ Melina A. Kapetanaki
Filippos E. Tsamanis	Melina A. Kapetanaki
Attorney-in-fact
for and on behalf of
AEGEAN BALTIC BANK S.A.
as Agent

Date: 20 June 2013

We hereby acknowledge and agree to the foregoing.

/s/ Filippos E. Tsamanis	/s/ Melina A. Kapetanaki
Filippos E. Tsamanis	Melina A. Kapetanaki
Attorney-in-fact
for and on behalf of
AEGEAN BALTIC BANK S.A.
as Account Bank, Arranger, ABB Swap Provider, Bank and Security Agent

Date: 20 June 2013

We hereby acknowledge and agree to the foregoing.

/s/ Justin Tessmer	/s/ Matthias Evers
Justin Tessmer	Matthias Evers
Attorney-in-fact
for and on behalf of
HSH NORDBANK AG
as HSH Swap Provider and Bank

Date: 20 June 2013

We hereby acknowledge and agree to the foregoing and confirm and agree that (a) our obligations under the Security Documents (as such term is defined in the Loan Agreement) to which we are a party remain valid and effective notwithstanding the arrangements contained above and (b) references in any such Security Documents to the Aegean Marine Guarantee or other equivalent references, shall be deemed to be references to the Aegean Marine Guarantee as amended and supplemented by the arrangements thereto contained above.

/s/ Illegible
Attorney-in-fact
for and on behalf of
KITHNOS MARITIME INC.
as Borrower

Date: 20 June 2013

/s/ Illegible
Attorney-in-fact
for and on behalf of
LEFKAS ARINE S.A.
as Borrower

Date: 20 June 2013

/s/ Illegible
Attorney-in-fact
for and on behalf of
PAROS SHIPPING (PTE.) LTD.
as Borrower

Date: 20 June 2013

/s/ Illegible
Attorney-in-fact
for and on behalf of
SANTORINI I MARITIME LIMITED
as Borrower

Date: 20 June 2013

/s/ Illegible
Attorney-in-fact
for and on behalf of
SERIFOS SHIPPING (PTE.) LTD.
as Borrower

Date: 20 June 2013

We hereby acknowledge and agree to the foregoing and confirm and agree that (a) our obligations under the Security Documents (as such term is defined in the Loan Agreement) to which we are a party remain valid and effective notwithstanding the arrangements contained above and (b) references in any such Security Documents to the Aegean Marine Guarantee or other equivalent references, shall be deemed to be references to the Aegean Marine Guarantee as amended and supplemented by the arrangements thereto contained above.

/s/ Illegible
Attorney-in-fact
for and on behalf of
AEGEAN MARINE PETROLEUM NETWORK INC.
as Corporate Guarantor

Date: 20 June 2013

We hereby acknowledge and agree to the foregoing and confirm and agree that (a) our obligations under the Security Documents (as such term is defined in the Loan Agreement) to which we are a party remain valid and effective notwithstanding the arrangements contained above and (b) references in any such Security Documents to the Aegean Marine Guarantee or other equivalent references, shall be deemed to be references to the Aegean Marine Guarantee as amended and supplemented by the arrangements thereto contained above.

/s/ Illegible
Attorney-in-fact
for and on behalf of
AEGEAN SHIPHOLDINGS INC.
as Corporate Guarantor

Date: 20 June 2013

We hereby acknowledge and agree to the foregoing and confirm and agree that (a) our obligations under the Security Documents (as such term is defined in the Loan Agreement) to which we are a party remain valid and effective notwithstanding the arrangements contained above and (b) references in any such Security Documents to the Aegean Marine Guarantee or other equivalent references, shall be deemed to be references to the Aegean Marine Guarantee as amended and supplemented by the arrangements thereto contained above.

/s/ Illegible
Attorney-in-fact
for and on behalf of
AEGEAN BUNKERING SERVICES INC.
as Manager and Corporate Guarantor

Date: 20 June 2013

SK 23250 0002 1471087 1